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                                                                    Exhibit 10.4


                                        March 15, 2000


PERSONAL AND CONFIDENTIAL


Mr. James R. Fluharty
308 Camelot Lane
Libertyville, Illinois  60048

Dear Jim:

     Re: Severance Agreement

     This letter serves as an amendment of the Severance Agreement between IDEX Corporation and you dated December 3, 1999 which you accepted on December 6, 1999. Pursuant to this amendment, Item 9 of the enumerated Severance Benefits is eliminated and replaced with the following:

     9) All stock options previously granted to you will immediately vest and you will have until the earlier of (i) ten (10) years from date of grant of the option or (ii) thirty-six (36) months following the last day of employment to exercise the options you hold.

     All other terms of the Severance Agreement remain unchanged. Please acknowledge your acceptance of this amendment by signing and returning the enclosed copy of this letter.

                                        Very truly yours,


                                        /s/ Frank J. Hansen

FJH:mtm
Enclosure


Agreed to and accepted by:


/s/ James R. Fluharty

Date:  March 31, 2000